Exhibit 99.1

International Land Alliance Announces Closing of $2.0 Million Private Placement

SAN DIEGO, CALIFORNIA, July 29, 2021 (GLOBE NEWSWIRE) — International Land Alliance, Inc. (OTCQB: ILAL), (“ILA” or the “Company”), an international land investment and development firm, today announced the closing of its previously announced private placement with a single institutional investor for the purchase of 3,000,000 shares of its common stock at a purchase price per share of $0.68.

Additionally, ILA issued to the investor warrants to purchase up to 3,000,000 shares of common stock. The warrants have an exercise price of $0.68 per share, are immediately exercisable and will expire five and one half years from the issuance date.

H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

The gross proceeds to ILA, before deducting placement agent fees and other offering expenses, were approximately $2.0 million. ILA intends to use the net proceeds from the offering for construction, sales and marketing, debt retirement and general working capital purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder, and the securities have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement with the investor, the Company has agreed to file a resale registration statement covering the shares of common stock and shares of common stock underlying the warrants described above within 30 days.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About International Land Alliance, Inc.:

International Land Alliance, Inc. (OTCQB:ILAL) is an international land investment and development firm based in San Diego, California. As its core mission, the Company has embraced technology for sustainable and socially responsible solutions, in addition to using proptech and construction tech advanced applications to meet these goals. The Company is focused on acquiring attractive raw land primarily in Northern Baja California, often within driving distance from Southern California. The Company serves its shareholders by devoting considerable time and resources to seeking out the finest sites available and obtaining the necessary development permits to build a compelling portfolio of properties, which provide a diversity of investment and living options. Please visit: www.ila.company.

Safe Harbor Statement

The press release may include certain statements that are not descriptions of historical facts but are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking terminology such as “may,” “expects,” “believes,” “anticipates,” “intends,” “projects,” or similar terms, variations of such terms or the negative of such terms. Such statements include those relating to the use of net proceeds from the private placement, and our ability to execute on our business plan. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to market and other conditions, significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectation and actual results may vary (perhaps materially) from certain of the results anticipated herein.

CONTACT:

Investor Relations:

Brooks Hamilton

Senior Vice President

MZ Group – MZ North America

(949) 546-6326

ILAL@mzgroup.us

www.mzgroup.us